      As filed with the Securities and Exchange Commission on JUNE 16 1999

                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                        THORATEC LABORATORIES CORPORATION
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               California                                  94-2340464
               ----------                                  ----------
     (State or other jurisdiction of                    (I.R.S. employer
     incorporation or organization)                   identification No.)


               6035 Stoneridge Drive, Pleasanton, California 94588
                    (Address of principal executive offices)


                           (1) 1997 STOCK OPTION PLAN
                (2) 1996 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
               ---------------------------------------------------
                            (Full title of the plan)


                                D. Keith Grossman
                        Thoratec Laboratories Corporation
                              6035 Stoneridge Drive
                          Pleasanton, California 94588
                    -----------------------------------------
                     (Name and address of agent for service)


                                 (925) 847-8600
          ---------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                           Copy to: August J. Moretti
                        Heller, Ehrman, White & McAuliffe
                         2500 Sand Hill Road, Suite 100
                        Menlo Park, California 94025-7063
                                 (650) 234-4200


                             CALCULATION OF REGISTRATION FEE

==============================================================================================
                                           Proposed         Proposed
        Title of                           maximum           maximum
       securities          Amount          offering         aggregate         Amount of
         to be              to be         price per         offering        registration
       registered        registered       share (1)           price              fee
----------------------------------------------------------------------------------------------
Common Stock,
 no par value             2,000,000        $9.3125         $18,625,000        $5,177.75
==============================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on the average of the high and low prices reported on the NASDAQ Stock Market on June 14, 1999.

        EXPLANATORY NOTE: This Registration Statement on Form S-8 relates to the issuance of up to 2,000,000 additional shares of Common Stock (the "Shares") of Thoratec Laboratories Corporation ("Thoratec") under Thoratec's 1997 Stock Option Plan and Thoratec's 1996 Nonemployee Directors Stock Option Plan (the "Plans"). The Registration Statement covers 1,800,000 additional shares under Thoratec's 1997 Stock Option Plan and 200,000 additional shares under Thoratec's 1996 Nonemployee Directors Stock Option Plan. As a result of this increase, there is an aggregate of 3,150,000 shares reserved for issuance, of which 1,350,000 shares were previously registered on Registration Statements on Form S-8 under the Securities Act of 1933, as amended (the "Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") by Thoratec Laboratories Corporation are incorporated by reference in this registration statement:

        (a) Thoratec's Annual Report on Form 10-K for the fiscal year ended January 2, 1999;

        (b) Thoratec's Quarterly Report on Form 10-Q for the quarter ended April 3, 1999;

        (c) The description of the Common Stock contained in Thoratec's registration statement on Form 8-A, filed May 18, 1981, under the Securities Exchange Act of 1934, as amended ("Exchange Act"), including any amendment or reports filed for the purpose of updating such description.

        All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.


ITEM 4.        DESCRIPTION OF SECURITIES

               Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

               Not applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Pursuant to Section 204(a) and 317 of the California Corporations Code, as amended, the registrant has included in its articles of incorporation and By-laws provisions regarding the indemnification of officers and directors of the registrant.





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

Article Fourth of registrant's Restated Articles of Incorporation, as amended, provides as follows:

        "Fourth: The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. This corporation is also authorized, to the fullest extent permissible under California law, to indemnify its agents (as defined in Section 317 of the California Corporations Code), whether by-law, agreement or otherwise, in excess of the indemnification expressly permitted by Section 317 and to advance defense expenses to its agents in connection with such matters as they are incurred. If, after the effective date of this Article, California law is amended in a manner which permits a corporation to limit the monetary or other liability of its directors or to authorize indemnification of, or advancement of such defense expense to, its directors or other persons, in any such case to a greater extent than is permitted on such effective date, the references in this Article to "California law' shall to that extent be deemed to refer to California law as so amended."

Section 29 of the registrant's By-Laws, as amended, provides as follows:

        "29. Indemnification of Directors and Officers.

        (a) Indemnification. To the fullest extent permissible under California law, the corporation shall indemnify its directors and officers against all expenses, judgment, fines settlement and other amounts actually and reasonably incurred by them in connection with any proceeding, including an action by or in the right of the corporation, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans). To the fullest extent permissible under California law, expenses incurred by a director or officer seeking indemnification under this By-law in defending any proceeding shall be advanced by the corporation as they are incurred upon receipt by the corporation of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the director or officer is not entitled to be indemnified by the corporation for those expenses. If, after the effective date of this By-law, California law is amended in a manner which permits the corporation to authorize indemnification of or advancement of expense to its directors or officers, in any such case to a greater extent than is permitted on such effective date, the references in this By-law to "California law" shall to that extent be deemed to refer to California law as so amended. The rights granted by this By-law are contractual in nature and, as such, may not be altered with respect to any present or former director or officer without the written consent of that person.

        (b) Procedure. Upon written request to the Board of Directors by a person seeking indemnification under this By-law, the Board shall promptly determine in accordance with Section 317(e) of the California Corporations Code whether the applicable standard of conduct has been met and, if so, the Board shall authorize indemnification. If the Board cannot authorize indemnification because the number of directors who are parties to the proceeding with respect to which indemnification is sought prevents the formation of a quorum of directors who are not parties to the proceeding, then, upon written request by the person seeking indemnification, independent legal counsel (by means of a written opinion obtained at the corporation's expense) or the corporation's shareholders shall determine whether the applicable standard of conduct has been met and, if so, shall authorize indemnification.

        (c) Definitions. The term "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. The term "expenses" includes, without limitation, attorney's fees and any expenses of establishing a right to indemnification."

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED

               Not applicable.

ITEM 8.        EXHIBITS

               5        Opinion of Heller Ehrman White & McAuliffe

               23.1     Independent Auditors' Consent

               23.2 Consent of Heller, Ehrman, White & McAuliffe (filed as part of Exhibit 5)

               24       Power of Attorney (see pages 6 and 7)

               99.1     1997 Stock Option Plan

               99.2     1996 Nonemployee Directors Stock Option Plan

ITEM 9.        UNDERTAKINGS

               A. The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the 1997 Stock Option Plan or the 1996 Nonemployee Directors Stock Option Plan.

               B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 15th day of June, 1999.




                                        THORATEC LABORATORIES CORPORATION



                                        By:        /s/ D. Keith Grossman
                                             ------------------------------
                                               D. Keith Grossman, President

                      POWER OF ATTORNEY TO SIGN AMENDMENTS


        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint D. Keith Grossman and Cheryl D. Hess, and each of them, with full power of substitution and full power to act without the other, as such person's true and lawful attorney-in-fact and agent for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

  /s/ D. Keith Grossman
---------------------------- ------      Chief Executive Officer,
     D. Keith Grossman                     and Director (Principal Executive      June 15, 1999
                                           Officer)

  /s/ J. Donald Hill
-----------------------------------      Director and Chairman of the Board        June 4, 1999
     J. Donald Hill                         of Directors

  /s/ Cheryl D. Hess
-----------------------------------      Chief Financial Officer, Vice             May 28, 1999
     Cheryl D. Hess                         President - Finance  and
                                            Secretary (Principal Financial
                                            and Accounting Officer)

  /s/ Christy W. Bell
-----------------------------------      Director                                  June 8, 1999
     Christy W. Bell

  /s/ William W. Hitchcock
-----------------------------------      Director                                 June 15, 1999
     William W. Hitchcock

  /s/ Howard E. Chase
-----------------------------------      Director                                  June 7, 1999
     Howard E. Chase

  /s/ George W. Holbrook, Jr.
-----------------------------------      Director                                  June 4, 1999
     George W. Holbrook, Jr.

  /s/ Daniel M. Mulvena
-----------------------------------      Director                                 June 14, 1999
     Daniel M. Mulvena

  /s/ J. Daniel Cole
-----------------------------------      Director                                  June 4, 1999
     J. Daniel Cole









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

                                Index to Exhibits


                                                                               Sequentially
Item No.      Description of Item                                              Numbered Page
--------      -------------------                                              -------------

   5          Opinion of Heller, Ehrman, White & McAuliffe

  23.1        Independent Auditors' Consent

  23.2        Consent of Heller, Ehrman, White & McAuliffe (See Exhibit 5)

   24         Power of Attorney (See pages 8 and 9)

  99.1        1997 Stock Option Plan

  99.2        1996 Nonemployee Directors Stock Option Plan



























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